EXHIBIT 99.1

Otelco Announces Release Date for First Quarter 2019 Results and Acceptance of Additional A-CAM Funding

ONEONTA, Ala., March 29, 2019 (GLOBE NEWSWIRE) -- Otelco Inc. (Nasdaq: OTEL), a wireline telecommunication services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia, announced today that it will release its first quarter 2019 financial and operational results after the close of trading on Wednesday, May 8, 2019.  The Company will hold a conference call to discuss these results on Thursday, May 9, 2019, at 11:20 a.m. (Eastern Time).  To listen to the call, participants should dial (856) 344-9221 approximately 10 minutes prior to the start of the call.  A telephonic replay will be available from 2:20 p.m. (Eastern Time) on May 9, 2019 through May 18, 2019, by dialing (719) 457-0820 and entering Confirmation Code 7401843.

The live broadcast of Otelco’s quarterly conference call will be available online at www.Otelco.com on May 9, 2019, beginning at 11:20 a.m. (Eastern Time).  The online replay will be available at approximately 2:20 p.m. (Eastern Time) on May 9, 2019, and will continue to be available for 30 days.

REVISED ALTERNATIVE CONNECT AMERICA MODEL (A-CAM) OFFER ACCEPTED
The Company has accepted the FCC’s revised A-CAM offer, which enhances the funding for fiber deployment in its Missouri service territory.  The additional $442,000 per year, beginning in 2019, and the extension of the entire program for two years will provide Otelco another $17.8 million of funding.  With the additional funding comes the obligation to increase broadband speeds to 25/3 for 1,663 locations throughout the Company’s service areas.

COBANK DIVIDEND
The Company’s annual dividend from its lender, CoBank, ACB, is received in the first quarter of each year.  Based on the Company’s average outstanding loan balance during 2018, the cash dividend received in March 2019 totaled just under $0.6 million, compared to $0.1 million last year.

Commenting on these developments, Rob Souza, President and Chief Executive Officer of Otelco, stated, “Our customers will benefit from the additional A-CAM funding, as the FCC has recognized the cost obstacles rural carriers face in serving low population density areas with higher broadband speeds. Our fiber deployment schedule will be adjusted based on this additional funding, and it will help us expand broadband to these rural areas of our company.  Our decision to refinance Otelco’s debt with CoBank, ACB, continues to provide benefits to our company through reduced interest expense and the cash dividends we receive each year.  We look forward to reviewing these developments on our upcoming quarterly conference call.”

ABOUT OTELCO
Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia.  The Company’s services include local and long distance telephone, digital high-speed data lines, transport services, network access, cable television and other related services.  Otelco is among the top 20 largest local exchange carriers in the United States.  Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers.  It also provides competitive retail and wholesale communications services and technology consulting, managed services and private/hybrid cloud hosting services through several subsidiaries. For more information, visit the Company’s website at www.Otelco.com.

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis.Garner@Otelco.com